UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2025

BRAG HOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Park Street

Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2025, Brag House Holdings, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) by and among the Company, House of Doge Inc., (“HOD”), and an institutional investor (the “Investor”). Under the terms and subject to the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to the lesser of (a) $100,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Purchase Agreement).

Upon the initial satisfaction of the conditions set forth in the Purchase Agreement (the “Commencement”), including that the initial registration statement required to be filed by the Company pursuant to the Registration Rights Agreement (as defined below) described under “Registration Rights Agreement” below has been declared effective by the Securities and Exchange Commission, the Company will have the right, but not the obligation, from time to time at its sole discretion over the 36-month period beginning on the date the Commencement occurs (the “Commencement Date”), to direct the Investor to purchase a specified number of Equity Line Securities, not to exceed certain limitations as set forth in the Purchase Agreement (each, a “Purchase”). Any such direction will be made by the Company timely delivering written notice to the Investor (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), subject to certain requirements as set forth in the Purchase Agreement.

From and after Commencement, the Company will control the timing and amount of any sales of its Common Shares to the Investor. Actual sales of the Company’s Common Shares to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Securities and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

The per share purchase price that the Investor is required to pay for the Equity Line Securities in a Purchase effected by the Company pursuant to the Purchase Agreement, if any, will be equal to 97% of the volume weighted average price of the Securities (the “VWAP”), calculated in accordance with the Purchase Agreement, during the applicable Purchase Date (the “Purchase Valuation Period”). The Company may elect in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold (as defined below), at such time that the trading price of the Equity Line Securities on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by the Company in the Purchase Notice for such Purchase, (the “Minimum Price Threshold”).

 In addition to the regular Purchases described above, after the Commencement, the Company will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct the Investor to purchase, on any trading day, including the same Purchase Date on which a regular Purchase is effected, a specified number of Equity Line Securities, not to exceed certain limitations set forth in the Purchase Agreement (each, an “Intraday Purchase”). Any such direction will be made by the Company delivering to the Investor an irrevocable written purchase notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date.

The per share purchase price for the Equity Line Securities that the Company elects to sell to the Investor in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

As consideration for the Investor’s commitment to purchase the Equity Line Securities pursuant to the Purchase Agreement, the Company agreed to pay the Investor a cash commitment fee of $1,000,000 (the “Cash Commitment Fee”). The Cash Commitment Fee was deemed earned in full on December 4, 2025 (the “Closing Date”) and is payable in an amount equal to 10% of the gross proceeds received by the Company from any purchases of Equity Line Securities by the Investor pursuant to VWAP Purchases (as defined in the Purchase Agreement) or Intraday VWAP Purchases (as defined in the Purchase Agreement) under the Purchase Agreement until the Commitment Fee has been paid in full. In addition, as required under the Purchase Agreement, the Company has reimbursed the Investor for the reasonable legal fees and disbursements of the Investor’s legal counsel in the amount of $100,000 to cover the reasonable legal fees incurred by the Investor before the Closing Date. Following Closing Date, the Company has agreed to reimburse the Investor up to $10,000 per fiscal quarter as reimbursement for the reasonable fees and disbursements of the Investor’s legal counsel incurred by the Investor in connection with the Investor’s ongoing due diligence and review of deliverables, provided that purchases of the Equity Line Securities under the Purchase Agreement are not suspended.

Concurrently with the Purchase Agreement, Company and HOD, jointly and severally, authorized the issuance of a convertible promissory note to the Investor, in the aggregate original principal amount of up to $11,000,000 (the “Convertible Note”), pursuant to which the Investor agreed to advance the aggregate principal amount to the Company in two advances (each an “Advance”); in respect of each Advance the Investor will pay a purchase price equal to 90% of the principal amount of such Advance. The first Advance under the Convertible Note in the original principal amount of $3,850,000 was issued on the Closing Date, and the second Advance in the original principal amount of $7,150,000 will be issued upon the satisfaction of the conditions set forth in the Convertible Note. The Convertible Note is convertible into shares of common stock, $0.0001 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Convertible Notes at a conversion price equal to 95% of the lowest daily volume-weighted average price of the common stock during the five consecutive trading days immediately preceding the relevant conversion date, subject to adjustment pursuant to the terms of the Convertible Notes. The Company received gross proceeds of $3,465,000, prior to the deduction of transaction related expenses, from the closing of the first Advance pursuant to the Convertible Note, with the resulting net proceeds being delivered to HOD at the direction of the Company and HOD.

Concurrently with the entry into the Convertible Note and the Purchase Agreement, (a) the Company, together with HOD, entered into a registration rights agreement (the “Registration Rights Agreement”); (b) the subsidiaries of the Company and HOD entered into a global guaranty agreement (the “Global Guaranty Agreement”); (c) the Company entered into a subordination and intercreditor agreement (the “Subordination and Intercreditor Agreement”); and (d) the Company and a subsidiary of HOD entered into a pledge agreement (the “Pledge Agreement”), in each case, with the Investor.

Consistent with certain applicable Nasdaq rules, the Company may not issue to the Investor more than 3,957,838 Equity Line Securities under the Purchase Agreement or the Convertible Note, which number of shares is equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its Equity Line Securities in excess of such limit in accordance with applicable rules of Nasdaq.

Moreover, the Company may not issue or sell any Equity Line Securities to the Investor, which, when aggregated with all other shares of common stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Investor beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by the Investor up to a maximum of 9.99%.

The Purchase Agreement provides customary representations, warranties, and covenants of the Company and the Investor.

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC by December 25, 2025, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable following the filing thereof, no later than (i) with respect to the initial registration statement, February 2, 2026; (ii) with respect to an additional registration statement, the 45th calendar day after the day on which such additional registration statement required to be filed by the Company is initially filed with the SEC; and (iii) with respect to any other subsequent registration statements that may be required to be filed by the Company pursuant to the Registration Rights Agreement, the earlier of the (A) 60th calendar day following the date on which such other subsequent registration statement was initially filed by the Company (or the 90th calendar day following the filing thereof if the SEC notifies the Company that the SEC shall “review” such subsequent registration statement), and (B) the 5th business day after the date on which the Company is notified by the SEC that such subsequent registration statement shall not be reviewed or shall not be subject to further review.

The Convertible Note was offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Company and HOD Loan Documents

As previously disclosed, on October 14, 2025, the Company loaned to HOD $8,000,000 (the “Loan”), which was evidenced by a secured promissory note (the “HOD Note”) issued by HOD in favor of the Company. Under the terms of the Note, HOD could borrow up to $8,000,000 from the Company. On December 4, the Company and HOD entered into an amendment to the HOD Note (the “HOD Note Amendment”) to (i) increase the principal amount of the HOD to $10,000,000, (ii) permit the issuance of the Convertible Promissory Note, and (iii) provide for the subordination of the Company’s lien over HOD securing HOD’s obligations under the HOD Note to the lien of the Investor.

The foregoing does not purport to be a complete description of the Purchase Agreement, Convertible Note, Registration Rights Agreement, Subordination and Intercreditor Agreement, the Guaranty Agreement, Pledge Agreement, HOD Note Amendment and each such description is qualified in its entirety by reference to the full text of each such document, forms of which are filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this Current Report on Form 8-K (this “Form 8-K”), respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information contained above in Item 1.01 of this Form 8-K relating to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 3.02.

Neither this Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1†	Form of Common Stock Purchase Agreement, by and among Brag House Holdings, Inc., House of Doge, Inc., and the Investor
10.2	Form of Convertible Promissory Note
10.3†	Form of Registration Rights Agreement, by and among Brag House Holdings, Inc., House of Doge, Inc. and the Investor
10.4†	Form of Pledge Agreement, by and among Brag House Holdings, Inc, House of Doge, Inc., and the Investor
10.5	Form of Global Guaranty Agreement
10.6	Form of Subordination and Intercreditor Agreement
10.7	Amendment to Secured Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the schedules, exhibits or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. A copy of any omitted schedule, exhibit or similar attachment will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer